AMENDMENT TO
                             PARTICIPATION AGREEMENT

     THIS AMENDMENT to the Participation Agreement ("Amendment") is entered into and is effective this 13th day of February, 2002 by and among IDS Life Insurance Company (the "Company") and Pioneer Variable Contracts Trust (the "Trust"), Pioneer Investment Management, Inc. ("PIM") and Pioneer Funds Distributor, Inc. ("PFD").

     WHEREAS, The parties to this Amendment have previously executed that certain Participation Agreement dated August 13, 2001 ("Agreement"); and

     WHEREAS, the parties to this Amendment wish to amend the Agreement to allow for the addition of a new Contract.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1.   Schedule  A of the  Agreement  is hereby  deleted  in its  entirety  and is
     replaced  with  the  Schedule  A,  attached  hereto  and   incorporated  by
     reference.

2. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.

3. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

IDS LIFE INSURANCE COMPANY            Attest:

By:  /s/ Timothy V. Bechtold          By: /s/ Mary Ellyn Minenko
     -------------------------            --------------------------------
Printed                               Printed
Name:    Timothy V. Bechtold          Name:   Mary Ellyn Minenko
As Its:  President                    As Its: Assistant Secretary

PIONEER VARIABLE CONTRACTS TRUST      PIONEER INVESTMENT MANAGEMENT, INC.

By:  /s/ Daniel T. Geraci               By:     /s/ Daniel T. Geraci
         --------------------             -------------------------
Printed                                 Printed
Name:    Daniel T. Geraci               Name:       Daniel T. Geraci
As Its:  Executive Vice President       As Its:     President

Pioneer Funds Distributor, Inc.

By:
             -------------------
Printed
Name:
             -------------------
As Its:
             -------------------

                                   SCHEDULE A


                       Accounts, Contracts and Portfolios
                     Subject to the Participation Agreement
                              As of August 13, 2001

================================= ====================================== =======================================
Name of Separate                                                                    Portfolios and
         Account and Date                 Contracts Funded                          Class of Shares
Established by Board of Directors       by Separate Account                      Applicable to Contracts
================================= ====================================== =======================================
                                           Variable Annuity

IDS Life Variable Account 10,          American Express Retirement         Pioneer  Equity-Income VCT Portfolio -
established August 23, 1995       Advisor Advantage(SM) Variable Annuity   Class II Shares

                                                                           Pioneer Europe VCT Portfolio - Class II
                                                                           Shares

                                       American Express Retirement         Pioneer  Equity-Income VCT Portfolio -
                                  Advisor Select(SM) Variable Annuity      Class II Shares

                                                                           Pioneer Europe VCT Portfolio - Class II
                                                                           Shares
                                            Variable Life

--------------------------------- -------------------------------------- ---------------------------------------

                                      -3-